EXHIBIT A

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii), we the undersigned agree that the Schedule 13D, to which this Joint Filing Agreement is attached as Exhibit A, is filed on behalf of each of us.

Dated: December 1, 2009

HEARTLAND INDUSTRIAL ASSOCIATES L.L.C.

By:	/s/ Daniel P. Tredwell
Name: Daniel P. Tredwell
Title: Managing Member

HEARTLAND INDUSTRIAL PARTNERS, L.P.

By: Heartland Industrial Associates L.L.C., its General Partner

By:	/s/ Daniel P. Tredwell
Name: Daniel P. Tredwell
Title: Managing Member

TRIMAS INVESTMENT FUND I, L.L.C.

By: Heartland Industrial Associates L.L.C., the General Partner of Heartland Industrial Partners, L.P., its Managing Member

By:	/s/ Daniel P. Tredwell
Name: Daniel P. Tredwell
Title: Managing Member

METALDYNE INVESTMENT FUND I, L.L.C.

By: Heartland Industrial Associates L.L.C., the General Partner of Heartland Industrial Partners, L.P., its Managing Member

By:	/s/ Daniel P. Tredwell
Name: Daniel P. Tredwell
Title: Managing Member

HIP SIDE-BY-SIDE PARTNERS, L.P.

By: Heartland Industrial Associates L.L.C., its General Partner

By:	/s/ Daniel P. Tredwell
Name: Daniel P. Tredwell
Title: Managing Member

TRIMAS INVESTMENT FUND II, L.L.C.

By: Heartland Industrial Associates L.L.C., its Managing Member

By:	/s/ Daniel P. Tredwell
Name: Daniel P. Tredwell
Title: Managing Member

METALDYNE INVESTMENT FUND II, L.L.C.

By: Heartland Industrial Associates L.L.C., its Managing Member

By:	/s/ Daniel P. Tredwell
Name: Daniel P. Tredwell
Title: Managing Member

HIP SIDE-BY-SIDE I-A, L.L.C.

By: Heartland Industrial Associates L.L.C., its Managing Member

By:	/s/ Daniel P. Tredwell
Name: Daniel P. Tredwell
Title: Managing Member